Exhibit 99.28(a)(4)

State of Maryland Department of Assessments and Taxation Charter Division	Martin O’Malley Governor C. John Sullivan, Jr. Director Paul B. Anderson Administrator

Date: 04/28/2011

THE CORPORATION TRUST INCORPORATED

351 W CAMDEN ST

BALTIMORE MD 21201-7912

THIS LETTER IS TO CONFIRM ACCEPTANCE OF THE FOLLOWING FILING:

ENTITY NAME	:	IRONBRIDGE FUNDS, INC.
DEPARTMENT ID	:	D13439542
TYPE OF REQUEST	:	ARTICLES OF AMENDMENT
DATE FILED	:	04-28-2011
TIME FILED	:	10:55 AM
RECORDING FEE	:	$100.00
EXPEDITED FEE	:	$50.00
FILING NUMBER	:	1000362001665381
CUSTOMER ID	:	0002581514
WORK ORDER NUMBER	:	0003798094

PLEASE VERIFY THE INFORMATION CONTAINED IN THIS LETTER. NOTIFY THIS DEPARTMENT IN WRITING IF ANY INFORMATION IS INCORRECT. INCLUDE THE CUSTOMER ID AND THE WORK ORDER NUMBER ON ANY INQUIRIES.

Charter Division

Baltimore Metro Area (410) 767-1350

Outside Metro Area (888) 246-5941

301 West Preston Street-Room 801-Baltimore, Maryland 21201-2395
Telephone (410)767-4950 / Toll free in Maryland (888)246-5941
MRS (Maryland Relay Service) (800)735-2258 TT/Voice- Fax (410)333-7097
Website: www.dat.state.md.us

0006980916 CACCPT

ENTITY TYPE: STOCK: CLOSE: EFFECTIVE DATE: PRINCIPAL OFFICE: RESIDENT AGENT:

ORDINARY BUSINESS - STOCK

Y

N

04-28-2011

THE CORPORATION TRUST INCORPORATED

351 WEST CAMDEN STREET

BALTIMORE MD 21201-7912

THE CORPORATION TRUST INCORPORATED

351 WEST CAMDEN STREET

BALTIMORE MD 21201-7912

APR 28 2011

ARTICLES OF AMENDMENT
ORDINARY BUSINESS - STOCK

(1)

(2)	IronBridge Funds, Inc.

a Maryland corporation hereby certifies to the State Department of Assessments and Taxation of Maryland that:

(3) The charter of the corporation is hereby amended as follows:

5.4 Power to Classify. The Board of Directors of the Corporation may classify and reclassify any unissued shares of capital stock into one or more additional or other classes or series as may be established from time to time by setting or changing in any one or more respects the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms of such shares of stock and pursuant to such classification or reclassification to increase or decrease the number of authorized shares of stock, or shares of any existing class or series of stock. Except as otherwise provided herein, all references to capital stock shall apply without discrimination to the shares of each class or series of stock. Pursuant to such power, the Board of Directors has initially designated 225,000,000 total shares of the Corporation’s capital stock to be allocated into each of four series, each containing a single class, of shares of capital stock of the Corporation, the names of which and the number of shares allocated to each are as follows:

Name of Series	Number of Shares Initially Allocated
IronBridge Small Cap Fund	50,000,000

IronBridge SMID Cap Fund	75,000,000

IronBridge Global Fund	50,000,000

IronBridge Large Cap Fund	50,000,000

IronBridge Horizon Fund	50,000,000

IronBridge Skyline Fund	50,000,000

This amendment of the charter of the corporation has been approved by

(4)	See attached.

We the undersigned President and Secretary swear under penalties of perjury that the foregoing is a corporate act.

(5)	/s/ John G. Davis	(5)	/s/ Ty M. Baird
	John G. Davis Secretary	Ty M. Baird, Vice President

(6) Return address of filing party:
Richard Cutshall
c/o Greenberg Traurig, LLP, 77 W. Wacker Dr., Suite 3100
Chicago, Illinois 60601

Additional information regarding Item (4) of the Articles of Amendment (the “Filing”) to the charter of IronBridge Funds, Inc. (the “Corporation”):

This Filing is being submitted solely to reflect a change in name of certain of the Corporation’s series required pursuant to a contractual obligation of the Corporation (such name changes, the “Amendments”). Specifically,

the series formerly known as:	shall hereafter be known as:
IronBridge Frontegra Small Cap Fund	IronBridge Small Cap Fund
IronBridge Frontegra SMID Fund	IronBridge SMID Cap Fund
IronBridge Frontegra Global Fund	IronBridge Global Fund

The Amendments neither effect any change described in subparts (a)(2) or (a)(3) of Section 2-602 of the Maryland General Corporation Law (the “Act”) nor involve the classification or reclassification of unissued stock of the Corporation as contemplated by Section 2-208(a) of the Act. The Amendments and the Filing were approved by the Board of Directors of the Corporation (the “Board”) pursuant to the authority granted by Section 2-602 (in particular, subsection (b)(4) thereof) of the Act and Sections 5.5 (k) and 7.6 of the Corporation’s charter, and the resolutions granting such approval were adopted by appropriate action of the Board. As a result, and notwithstanding the language suggested by the “Guidelines for Drafting Articles of Amendment”, the Corporation’s response to Item (4) of the Filing is “This amendment of the charter of the corporation has been approved by the directors.”